Exhibit 99.1
INGERSOLL-RAND COMPANY LIMITED
Business Review
Second Quarter and Six Months
(In millions except percentages)

UNAUDITED

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2003	2002	2003	2002

Climate Control
Revenues	$ 655.6	$ 615.2	$ 1,213.1	$ 1,129.7
Operating income	55.3	37.3	80.4	60.5
and as a % of revenues	8.4%	6.1%	6.6%	5.4%

Industrial Solutions
Air & Productivity Solutions
Revenues	352.9	323.1	673.2	633.2
Operating income	21.6	13.9	45.2	39.5
and as a % of revenues	6.1%	4.3%	6.7%	6.2%

Dresser Rand
Revenues	337.1	234.7	615.2	446.5
Operating income/(loss)	8.0	0.2	12.2	(0.2)
and as a % of revenues	2.4%	0.1%	2.0%	0.0%

Industrial Solutions
Revenues	690.0	557.8	1,288.4	1,079.7
Operating income	29.6	14.1	57.4	39.3
and as a % of revenues	4.3%	2.5%	4.5%	3.6%

Infrastructure
Revenues	791.2	729.3	1,452.3	1,364.4
Operating income	100.5	89.7	169.1	152.4
and as a % of revenues	12.7%	12.3%	11.6%	11.2%

Security & Safety
Revenues	388.3	364.1	770.0	709.6
Operating income	66.6	64.3	137.1	130.4
and as a % of revenues	17.2%	17.7%	17.8%	18.4%

Total
Revenues	$ 2,525.1	$ 2,266.4	$ 4,723.8	$ 4,283.4
Operating income	252.0	205.4	444.0	382.6
and as a % of revenues	10.0%	9.1%	9.4%	8.9%

Unallocated corporate expense	(32.5)	(29.9)	(59.1)	(56.2)

Consolidated operating income	$ 219.5	$ 175.5	$ 384.9	$ 326.4

and as a % of revenues	8.7%	7.7%	8.1%	7.6%

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION